EXHIBIT 11.1


                   JENNIFER CONVERTIBLES INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF NET (LOSS) PER SHARE
          THIRTEEN WEEKS ENDED NOVEMBER 29, 1997 AND NOVEMBER 30, 1996
                      (in thousands, except per share data)


                                            Primary
                                      --------------------
                                      Thirteen weeks ended
                                        November 29, 1997   November 30, 1996
                                      --------------------  -----------------
                                          (unaudited)          (unaudited)


Net (loss)                                  $  (230)            $  (451)
                                            -------             -------



Common shares outstanding                     5,701               5,701
                                            =======             =======



Net (loss) per common share                 $ (0.04)            $ (0.08)
                                            =======             =======